Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 6, 2008 for the financial statements of Aden Solutions, Inc. for its year ended December 31, 2007 and the period from December 26, 2007 (Inception) to December 31, 2007.

We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

March 6, 2008